Exhibit 4.2(b)

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment Agreement”) is dated as of September 29, 2017 (the “Effective Date”), by and between Black Knight Financial Services, Inc., a Delaware corporation (“Assignor”) and Black Knight, Inc., a Delaware corporation (“Assignee”).

Reference is made to the Registration Rights Agreement dated as of May 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), by and between the Assignor, Black Knight Holdings, Inc. a Delaware corporation, the THL Party (as defined in the Registration Rights Agreement), Chicago Title Insurance Company, a Nebraska corporation, Fidelity National Title Insurance Company, a California corporation, (vi) the Holders (as defined in the Registration Rights Agreement), (vii) the Other Stockholders (as defined in the Registration Rights Agreement) and, solely in respect of Section 4.16 of the Registration Rights Agreement, Black Knight Financial Services, LLC, a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Rights Agreement.

Assignor and Assignee agree as follows:

1.             Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, the interests (the “Assigned Interests”) in and to Assignor’s rights and obligations under the Registration Rights Agreement, as of the Effective Date.  Such assignment and assumption is made without recourse, representation or warranty except as expressly set forth herein.

2.             Assignor (a) represents that as of the Effective Date it is legally authorized to enter into this Assignment Agreement and (b) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Registration Rights Agreement.

3.             Assignee (a) represents and warrants that it is legally authorized to enter into this Registration Rights Agreement; (b) confirms that it has received a copy of the Registration Rights Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment Agreement; and (c) acknowledges and agrees to be bound by the provisions of the Registration Rights Agreement and to perform in accordance with its terms all obligations required to be performed by it thereunder.

4.             From and after the Effective Date, (i) Assignee shall automatically become a party to the Registration Rights Agreement and have all of the rights and obligations of Assignor thereunder; and (ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish all of its rights with respect to the Assigned Interests (other than any surviving indemnification rights) and be released from its obligations under the Registration Rights Agreement.

5.             Each of the Holders and each Other Stockholder shall be an express third party beneficiary of this Assignment Agreement.

6.             THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

7.             This Assignment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Assignment Agreement.  Receipt by facsimile, email or similar electronic transmission of any executed signature page to this Assignment Agreement shall constitute effective delivery of such signature page.

[Signature Page Follows]

The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:
BLACK KNIGHT FINANCIAL SERVICES, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and
Corporate Secretary

ASSIGNEE:
BLACK KNIGHT, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and
Corporate Secretary

[Signature Page – Assignment and Assumption Agreement (#76.1)]